SCHEDULE 14A INFORMATION

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Territorial Bancorp Inc.

(Name of Registrant as Specified In Its Charter)

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Allan Kitagawa

Chairman of the Board

Chief Executive Officer

LETTER TO SHAREHOLDERS

Dear Fellow Shareholders,

Our annual meeting will be held on May 28th and I would like to note some of Territorial Bancorp Inc.’s accomplishments in 2014.

Shareholder Returns Continue to Increase

Once again, in December, we paid a special dividend of $0.10 per share. In 2014, five dividends were paid, totaling $0.70 per share, an increase of 13%. An investment of $10 per share in our IPO in July of 2009, would give you a total return of 141.6% through the end of 2014 and your annual dividend return for 2014 would be 7.0%.

2014 - Strong Financial Performance and Growth

•	EARNINGS PER SHARE: Increased to $1.51 from $1.49.
•	PROFITS RETURNED TO SHAREHOLDERS: Almost 86% of our profits were given back to shareholders through dividends and stock buybacks.
•	LOAN GROWTH: Increased by 13.0%
•	DEPOSIT GROWTH: Increased by 5.5%

Exercise Your Right to Vote

In addition to mailing your ballot, you will be able to vote by telephone or by internet. Instructions are on your proxy ballot card. We encourage you to make your vote count.

AS EXPLAINED IN OUR 2015 PROXY STATEMENT, THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU VOTE FOR;

PROPOSAL 1:	ELECTION OF DIRECTORS
PROPOSAL 2:	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM AND;
PROPOSAL 3:	ADVISORY VOTE ON EXECUTIVE COMPENSATION.

We appreciate your continuing support and we would like to hear from you with any thoughts and suggestions on how to better serve and communicate with you.

Aloha,

Allan Kitagawa
Chairman and Chief Executive Officer

P.S. Our representative may be calling you to remind you to vote. The toll free number we will use is 800-820-2416. This is the number you will see if you have caller I.D.